UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 11, 2017

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the 2009 Stock Plan

On April 11, 2017, the stockholders of Brocade Communications Systems, Inc. (“Brocade” or the “Company”) approved an amendment and restatement of the Company’s 2009 Stock Plan (the “Stock Plan”) to increase the Stock Plan’s share reserve by 16,000,000 shares. A description of the material terms and conditions of the Stock Plan, as amended and restated, appears on pages 24 to 28 of Brocade’s definitive proxy statement on Schedule 14A filed with the SEC on February 23, 2017 (the “Proxy Statement”). That description is incorporated by reference herein, and a copy of that description is filed as Exhibit 10.1 hereto. Such description and the other information relating to the Stock Plan included herein are qualified in their entirety by reference to the actual terms of the Stock Plan, which is filed as Exhibit 10.2 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company's annual meeting of stockholders (the “Annual Meeting”) was held on April 11, 2017 in Santa Clara, California. Of the 407,697,674 shares of the Company’s common stock outstanding as of the record date, 325,620,628 shares (approximately 79.87%) were present or represented by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders: (i) approved the election of Judy Bruner, Lloyd A. Carney, Renato A. DiPentima, Alan L. Earhart, John W. Gerdelman, Kim C. Goodman, David L. House, L. William Krause, David E. Roberson and Sanjay Vaswani as directors; (ii) approved, on a nonbinding advisory basis, compensation of named executive officers; (iii) cast the highest number of votes for voting on an annual basis with regard to the nonbinding advisory vote regarding the frequency of future advisory votes on named executive officer compensation; (iv) approved the amendment and restatement of Brocade’s 2009 Stock Plan; and (v) ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending October 28, 2017. Each of these proposals is described in the Proxy Statement.

The results of the voting on the matters submitted to the stockholders are as follows:
1. To elect ten directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Judy Bruner	260,342,404	6,909,509	224,005	58,144,710
Lloyd A. Carney	266,346,823	915,516	213,579	58,144,710
Renato A. DiPentima	261,415,643	5,801,897	258,378	58,144,710
Alan L. Earhart	262,048,269	5,189,438	238,211	58,144,710
John W. Gerdelman	261,329,493	5,904,790	241,635	58,144,710
Kim C. Goodman	264,856,697	2,384,399	234,822	58,144,710
David L. House	259,411,815	7,842,987	221,116	58,144,710
L. William Krause	259,394,433	7,842,999	238,486	58,144,710
David E. Roberson	266,667,008	572,737	236,173	58,144,710
Sanjay Vaswani	259,392,144	7,858,352	225,422	58,144,710
2. Nonbinding advisory vote to approve compensation of named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
250,704,944	15,094,204	1,676,770	58,144,710
3. Nonbinding advisory vote to approve the frequency of future advisory votes on named executive officer compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
223,079,006	904,843	43,066,402	425,667	58,144,710
4. To approve the amendment and restatement of the Company’s 2009 Stock Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
216,070,886	51,080,537	324,495	58,144,710
5. To ratify the appointment of KPMG LLP as independent registered public accountants of the Company for the fiscal year ending October 28, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
320,254,865	5,009,225	356,538	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document
10.1	Summary of the Brocade Communications Systems, Inc. 2009 Stock Plan, as amended and restated on April 11, 2017
10.2	Brocade Communications Systems, Inc. 2009 Stock Plan, as amended and restated on April 11, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: April 12, 2017	By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary